Exhibit 10.60

EXECUTION VERSION

INTERCREDITOR AGREEMENT

Intercreditor Agreement (this “Agreement”) dated as of November 6, 2009, among JPMORGAN CHASE BANK, N.A., as Collateral Agent (in such capacity, with its successors and assigns, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), DIAMOND LANE PRODUCTIONS, INC., as agent (in such capacity, with its successors and assigns, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below), and UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD., a Florida limited partnership (the “Borrower”).

WHEREAS, the Borrower, the First Priority Representative and certain financial institutions (with their respective successors and assigns, the “First Priority Lenders”) are parties to an Amended and Restated Credit Agreement dated as of November 6, 2009 (as amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions hereof and thereof, the “Existing First Priority Agreement”), pursuant to which such financial institutions have agreed to make loans and extend other financial accommodations to the Borrower; and

WHEREAS, the Borrower, Steven Spielberg and Diamond Lane Productions, Inc., a California corporation, are parties to that certain Agreement, dated as of January 20, 1987, and amended and/or modified as of January 5, 2001, July 15, 2003, March 30, 2006 and October 18, 2009 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the provisions hereof and thereof, the “Second Priority Agreement”), pursuant to which the Borrower is obligated to make certain payments at the times and in the amounts therein specified; and

WHEREAS, the Borrower has granted to the First Priority Representative security interests in the Common Collateral (as defined below) as security for payment and performance of the First Priority Obligations (as defined below); and

WHEREAS, the Borrower proposes to grant to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations (as defined below); and

WHEREAS, the First Priority Lenders under the Existing First Priority Agreement have agreed to permit the grant of such junior security interests on the terms and conditions of this Intercreditor Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:

Section 1. Definitions.

The following terms, as used herein, have the following meanings:

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Cash Management Obligations” means any obligations of the Borrower in respect of treasury management arrangements, depositary or other cash management services.

“Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Comparable Second Lien Security Document” means, in relation to any Common Collateral subject to any First Priority Security Document, that Second Priority Security Document that creates a security interest in the same Common Collateral.

“Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, any demand for payment or acceleration thereof, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights of set-off or recoupment, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.

“First Priority Agreement” means (i) the Existing First Priority Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreement or any other agreement or instrument referred to in this clause (ii) unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder. Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Documents” means the First Priority Agreement, each First Priority Security Document and all other documents related to the First Priority Obligations.

“First Priority Lenders” means the “Lenders” as defined in the First Priority Agreement, or any Persons that are designated under the First Priority Agreement as the “First Priority Lenders” for purposes of this Agreement.

“First Priority Obligations” means (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the First Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, (iii) all Hedging Obligations secured (or purported to be secured) pursuant to the First Priority Security Documents, (iv) all Cash Management Obligations secured (or purported to be secured) pursuant to the First Priority Security Documents, and (v) all fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents, in each of the foregoing cases whether or not allowed or allowable against any Loan Party or its estate in an Insolvency Proceeding. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“First Priority Obligations Payment Date” means the first date on which (i) the First Priority Obligations (other than contingent reimbursement and indemnification obligations for which no claim for payment has been asserted by the Person entitled thereto) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (ii) all commitments to extend credit under the First Priority Documents have been terminated, (iii) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First

Priority Security Documents), and (iv) the First Priority Representative has delivered a written notice to the Second Priority Representative stating that the events described in clauses (i), (ii) and (iii) have occurred to the satisfaction of the First Priority Secured Parties.

“First Priority Representative” has the meaning set forth in the introductory paragraph hereof.

“First Priority Secured Parties” means the holders of the First Priority Obligations.

“First Priority Security Documents” means the “Collateral Documents” as defined in the First Priority Agreement.

“Florida Project” has the meaning set forth in the Second Priority Agreement as in effect on the date hereof.

“Hedging Obligations” means all obligations of the Borrower in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Incremental Obligations” has the meaning set forth in Section 9.3(c).

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Party” means the Borrower and each direct or indirect affiliate or shareholder (or equivalent) of the Borrower or any of its affiliates that is now or hereafter becomes a party to any First Priority Document.

“Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.

“Post-Petition Interest” means any interest, fees, expenses or other amount that accrues or would have accrued after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.

“Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Documents” means the Second Priority Agreement and each Second Priority Security Document.

“Second Priority Obligations” means (i) all amounts payable by the Borrower under the Second Priority Agreement solely in respect of the Florida Project, (ii) all fees, expenses and other amounts payable from time to time pursuant to the Second Priority Security Documents and (iii) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations, and in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of the Borrower, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.

“Second Priority Representative” has the meaning set forth in the introductory paragraph hereof.

“Second Priority Secured Parties” means the Second Priority Representative and any holders of the Second Priority Obligations.

“Second Priority Security Documents” means, collectively, all documents pursuant to which the Borrower grants any Lien to secure any of the Second Priority Obligations.

“Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.

“Senior Debt Limit” means an amount equal to the greater of (i) $975,000,000 and (ii) the product of 3.75 times the EBITDA of the Borrower for the most recent four-quarter period for which financial statements are available (such amount to be determined at the time of incurrence of any term indebtedness or at the time of establishing or increasing any commitments to extend revolving credit or at the time of incurring any Incremental Obligations, as the case may be, and in each case that would constitute First Priority Obligations or Incremental Obligations, with “EBITDA” being as defined in and calculated pursuant to the relevant provisions of the First Priority Agreement).

“Senior Maturity Date” means the Maturity Date (as defined in the First Priority Agreement).

“Standstill Period” has the meaning set forth in Section 3.2(vi).

“Subject Property” has the meaning set forth in Section 2.4(a).

Section 2. Lien Priorities.

2.1 Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly junior and subordinated in all respects in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the UCC or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.

(b) No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Lien granted to or for the benefit of the other in conformity with this Agreement. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.

2.2 Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended, amended or amended and restated from time to time, and that the aggregate amount of the First Priority Obligations may, subject to the Senior Debt Limit, be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. Subject to Section 6, the lien priorities provided in Section 2.1 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.

2.3 Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form satisfactory to the First Priority Representative.

(b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments and any amendments or modifications thereof (collectively, “mortgages”) now or thereafter filed against real property in favor of or for the benefit of the Second Priority Representative shall be in form satisfactory to the First Priority Representative and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to JPMorgan Chase Bank, N.A., as Collateral Agent, and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of November 6, 2009 among JPMorgan Chase Bank, N.A., as Collateral Agent for the First Priority Secured Parties (as defined therein), Diamond Lane Productions, Inc., as agent for the Second Priority Secured Parties (as defined therein) and Universal City Development Partners, Ltd., as amended from time to time.”

2.4 Limitation on New Liens. (a) So long as the First Priority Obligations Payment Date has not occurred, the parties hereto agree that no Second Priority Secured Party shall acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation other than tangible personal and real property of the Borrower included in the Florida Project (“Subject Property”) which is also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents. If any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative (or the relevant Second Priority Secured Party) shall, without the need for any further consent of any other Second Priority Secured Party and notwithstanding anything to the contrary in any other Second Priority Document (i) be deemed to hold and have held such lien for the benefit of the First Priority Representative as security for the First Priority Obligations and shall assign such lien to the First Priority Representative (in which case the Second Priority Representative may retain a junior and subordinated lien on such assets subject to the terms hereof) or (ii) if so requested by the First Priority Representative, release such lien.

(b) The parties hereto agree that, so long as the First Priority Obligations Payment Date has not occurred, the Borrower shall not grant or permit any additional Liens on any Subject Property to secure any First Priority Obligations unless it concurrently therewith grants a Lien on such Subject Property to secure the Second Priority Obligations, with each such Lien to be subject to the provisions of this Agreement; provided that the foregoing shall not apply with respect to any Subject Property as to which the Borrower is prohibited by law or contract from granting a junior or subordinated Lien thereon to the Second Priority Representative.

2.5 Limitation on Priority Liens. The Borrower covenants and agrees that:

(a) the Liens securing the Second Priority Obligations shall be junior in priority only to Liens that (i) secure First Priority Obligations, (ii) secure Incremental Obligations, (iii) that are permitted by the First Priority Documents and senior to the Liens securing the First Priority Obligations or (iv) that have priority by operation of law; and

(b) it will not incur any Incremental Obligations or increase the amount available to be borrowed under the First Priority Agreement if as a consequence the sum of the aggregate principal amount of First Priority Obligations plus the aggregate principal amount of Incremental Obligations (assuming for this purpose the full utilization of any revolving commitment included therein) would exceed the Senior Debt Limit.

Section 3. Enforcement Rights.

3.1 Exclusive Enforcement. (a) Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party, provided that, notwithstanding the foregoing, (i) in any Insolvency Proceeding, any Second Priority Secured Party may file a proof of claim or statement of interest with respect to Second Priority Obligations; (ii) the Second Priority Representative may take any action to preserve or protect the validity and enforceability of the liens on the Second Priority Collateral, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens or the rights of the First Priority Representative or any other First Priority Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Liens provided in Section 4.2; (iii) the Second Priority Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including any claims secured by the Second Priority Collateral or otherwise make any arguments or file any motions pertaining to the Second Priority Obligations, in each case, to the extent not inconsistent with the terms of this Agreement; and (iv) subject to Section 3.2, the Second Priority Representative and the other Second Priority Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Second Priority Collateral after the termination of the Standstill Period (the actions described in this proviso being referred to herein as the “Second Priority Permitted Actions”). Except for the Second Priority Permitted Actions, unless and until the First Lien Obligation Payment Date has occurred, the sole right of the Second Priority Representative and the other Second Priority Secured Parties with respect to the Collateral shall be to receive a share of the proceeds of the Second Priority Collateral, if any, after the First Priority Obligations Payment Date has occurred and in accordance with the Second Priority Documents and applicable law.

(b) Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion.

3.2 Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, except for Second Priority Permitted Actions:

(i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;

(ii) they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by the First Priority Representative or any other First Priority Secured Party or any other Enforcement Action taken by or on behalf of the First Priority Representative or any other First Priority Secured Party;

(iii) they have no right to (x) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Security Documents or (y) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Collateral Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);

(iv) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against either First Priority Representative or any other First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and none of the First Priority Representatives nor any other First Priority Secured Party shall be liable for, any action taken or omitted to be taken by the First Priority Representative or any other First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;

(v) they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Priority Security Document;

(vi) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents; provided that the Second Priority Secured Parties may exercise the rights, remedies and powers described in this paragraph (vi) after a period of 180 days shall have elapsed since the later of (x) the date on which the Second Priority Representative has delivered to the First Priority Representative written notice of default by the Borrower in payment of Second Priority Obligations beyond any applicable grace or cure period and (y) the date on which an “Event of Default” under and as defined in the First Priority Agreement shall have occurred which is then continuing (the “Standstill Period”); provided further, however, that notwithstanding the expiration of the Standstill Period or anything herein to the contrary, in no event shall the Second Priority Representative or any other Second Priority Secured Party enforce or exercise any rights or remedies with respect to any Common Collateral, or commence, join with any person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the First Priority Representative or any other First Priority Secured Party shall in good faith have commenced, and shall in good faith be diligently pursuing (or shall be subject to the automatic stay or any other stay in any Insolvency Proceeding which bars the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to the Common Collateral or any such action or proceeding; and

(vii) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.

3.3 Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations and, if applicable, the Incremental Obligations) to the same extent as all other Liens securing the Second Priority Obligations (created pursuant to the Second Priority Collateral Documents) subject to this Agreement.

3.4 Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall reasonably request in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.

3.5 No Additional Rights For the Borrower Hereunder. Except as provided in Section 3.6, if any First Priority Secured Party or Second Priority

Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Borrower shall not be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.

3.6 Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Borrower or the Common Collateral, the Borrower, with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of the Borrower.

(b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its or their own name or in the name of the Borrower) or the Borrower may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Borrower and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.

3.7 Rights as Unsecured Creditors. Except as expressly otherwise provided herein, the Second Priority Representative and the other Second Priority Secured Parties may, in accordance with the terms of the Second Priority Documents and applicable law, enforce rights and exercise remedies against the Borrower as unsecured creditors.

Section 4. Application Of Proceeds Of Common Collateral; Dispositions And Releases Of Common Collateral; Inspection and Insurance.

4.1 Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon) resulting from the sale, collection or other disposition of Common Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to a Insolvency Proceeding, shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the extent permitted by law, to the Second Priority Representative for application in accordance with the

Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative (which authorization, being coupled with an interest, is irrevocable). In the event of incurrence of any Incremental Obligations, the foregoing priorities are subject to modification in connection therewith as contemplated by Section 9.3(c).

4.2 Releases or Subordination of Second Priority Lien. (a) Upon any release, sale or disposition of all or any portion of the Common Collateral permitted pursuant to the terms of the First Priority Documents that results in the release of all or any portion of the First Priority Lien on any Common Collateral (including without limitation any sale or other disposition pursuant to any Enforcement Action and any release in connection with any other transaction, including any third party lease financing), the Second Priority Lien on such Common Collateral (but not on any proceeds of such Common Collateral not required to be paid to the First Priority Secured Parties) shall be automatically and unconditionally released with no further consent or action of any Person. Upon any subordination of the First Priority Lien on any Common Collateral to any other claim or Lien, including but not limited to in connection with any other transaction (including any third party lease financing) permitted under the First Priority Documents, the Second Priority Lien on such Common Collateral shall be automatically subordinated to the same extent, such that the resulting senior claim or Lien shall have priority over both the First Priority Lien and the Second Priority Lien on the affected Common Collateral to the same extent, and the relative rights of the First Priority Secured Parties and Second Priority Secured Parties as set forth in this Agreement with respect the affected Common Collateral shall be otherwise unaffected.

(b) The Second Priority Representative shall promptly execute and deliver such documents and instruments and shall take such further actions as the First Priority Representative shall reasonably request to evidence any release or subordination of, or consent related to, the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to file, record, execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, recordings, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

4.3 Inspection Rights and Insurance. (a) Any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice (other than any notice of sale required by law) to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.

(b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Loan Party; (ii) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (iii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.

Section 5. Insolvency Proceedings.

5.1 Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Priority Representative (including the validity and enforceability thereof) or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may file a proof of claim in a Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.

5.2 Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative or the First Priority Secured Parties desire to consent (or not object) to the sale, use or lease of cash or other collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code or to consent (or not object) to the provision of such financing to any Loan Party by any third party (“DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the sale, use or lease of such cash or other collateral or to such DIP Financing, (ii) will not request or accept any form of adequate protection or any other relief in connection with the sale, use or lease of such cash or other collateral or such DIP Financing except as set forth in paragraph 5.4 below, (iii) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (x) to such DIP Financing (and all obligations related thereto) to the extent the First Priority Liens are subordinated thereto or pari passu therewith (and such subordination will not alter in any manner the terms of this Agreement), (y) to any adequate protection provided to the First Priority Secured Parties and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the First Priority Representative or the First Priority Secured Parties, and (iv) agrees that notice received five (5) business days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

5.3 Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.

5.4 Adequate Protection. The Second Lien Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the First Priority Representative or the First Priority Secured Parties for adequate protection or (ii) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.2, in any Insolvency Proceeding, (x) the Second Priority Representative and the Second Priority Secured Parties may seek, support, accept or retain adequate protection (A) only if the First Priority Secured Parties are granted adequate protection that includes replacement liens on additional collateral and superpriority claims and the First Priority Secured Parties do not object to the adequate protection being provided to the First Priority Secured Parties and (B) solely in the form of (a) a replacement Lien on such additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Second Priority Claims are so subordinated to the First Priority Claims under this Agreement and (b) superpriority claims junior in all respects to the superpriority claims granted to the First Priority Secured Parties, and (y) in the event the Second Priority Representative, on behalf of itself and the Second

Priority Secured Parties, receives adequate protection, including in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Representative shall have a senior Lien and claim on such adequate protection as security for the First Priority Obligations and that any Lien on any additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any DIP Financing (and all obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement.

5.5 Avoidance Issues. (a) If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Claims shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

5.6 Asset Dispositions in an Insolvency Proceeding. Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by the First Priority Secured Parties, and the Second Priority Representative and each other Second Priority Secured Party will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens in such assets.

5.7 Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority

Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Priority Secured Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

5.8 No Waivers of Rights of First Priority Secured Parties. Nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party unless such action was taken in accordance with the terms of this Agreement, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.

5.9 [Intentionally Omitted]

5.10 Other Matters. To the extent that the First Priority Obligations Payment Date has not occurred and the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Representative; provided that if requested by the First Priority Representative, the Second Priority Representative shall timely exercise such rights in the manner requested by the First Priority Representative, including any rights to payments in respect of such rights.

5.11 Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

Section 6. Second Priority Documents and First Priority Documents.

(a) Each Loan Party and the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the Second Priority Documents which would increase amounts payable thereunder, accelerate the time for payment of amounts due thereunder or otherwise materially increase the obligations of any Loan Party thereunder or disadvantage the First Priority Secured Parties, except amendments that affect only payments due or potentially due more than six months after the Senior Maturity Date then in effect.

(b) Each Loan Party and the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it shall not at any time execute or deliver any amendment or other modification to any of the First Priority Documents which would increase the principal amount of First Priority Obligations incurred or to be incurred thereunder to an amount exceeding the Senior Debt Limit.

(c) In the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Priority Security Document or changing in any manner the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms hereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the Second Priority Agreements), (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except to the extent that a release of such Lien is permitted by Section 4.2 hereof, (B) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (C) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 30 days after its effectiveness, provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

Section 7. Reliance; Waivers; etc.

7.1 Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.

7.2 No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any other First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

7.3 No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.

Section 8. Nature of Obligations.

8.1 Nature of First Priority Obligations. All rights of the First Priority Representative hereunder, and all agreements and obligations of the Second Priority Representative, the Borrower and the other Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any First Priority Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;

(iii) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.

8.2 Nature of Second Priority Obligations. Subject to compliance with the terms of this Agreement, all rights and interests of the Second Priority Representative under this Agreement, and all agreements and obligations of the First Priority Representative, the Loan Parties, to the extent applicable, hereunder, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of any Second Priority Document;

(ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;

(iii) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or

(iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations, or of any of the First Priority Representative or other Loan Party, to the extent applicable, in respect of this Agreement.

Section 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.

9.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, Borrower or any other Loan Party on the faith hereof.

9.3 Amendments; Waivers. (a) No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative, and, in the case of amendments or modifications of Sections 3.5, 3.6, 9.5 or 9.6 that directly affect the rights or duties of any Loan Party, such Loan Party.

(b) In the event that any First Priority Obligations shall be refinanced, replaced or refunded, the Second Priority Representative hereby agrees, on behalf of the Second Priority Secured Parties, that at the request of the agent or lenders under the loan facility that so refinances, replaces or refunds such First Priority Obligations, it will execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided, it being understood that this provision is included for the benefit of such future agent and/or lenders and that the provisions of this Agreement with respect to the status of such refinancing, replacement or refunding loan facility as First Priority Obligations entitled to the benefits hereof shall not be affected by the absence of any such new intercreditor agreement.

(c) Pursuant to the Second Priority Agreement, and as permitted by the First Priority Agreement, the Borrower may within the limits of the Senior Debt Limit incur additional indebtedness (“Incremental Obligations”) which may be secured by a lien on the Common Collateral either on a parity with the First Lien Obligations or on a basis junior to the First Lien Obligations but senior to the Second Priority Obligations (including, without limitation, any “First Lien Notes” or “Second Lien Facility” as defined in the Existing First Priority Agreement). In connection therewith, the Second Priority Representative hereby agrees to enter into such amendments to this Agreement as may be reasonably requested by the agent and/or lenders under such additional indebtedness or by the First Priority Representative to clarify the inter-relationship of the Lien securing such indebtedness with the First Priority Liens and Second Priority Liens hereunder.

9.4 Information Concerning Financial Condition of the Borrower and the other Loan Parties. Each of the Second Priority Representative and the First Priority Representative hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority

Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (A) to provide any such information to such other party or any other party on any subsequent occasion, (B) to undertake any investigation not a part of its regular business routine, or (C) to disclose any other information.

9.5 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York , except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

9.6 Submission to Jurisdiction. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any First Priority Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any First Priority Documents against the Borrower or any other Loan Party or its properties in the courts of any jurisdiction.

(b) The Borrower, each other Loan Party and the Second Priority Secured Parties hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so (x) any objection they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section and (y) the defense of an inconvenient forum to the maintenance of such action or proceeding.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.7 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.

9.9 Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

9.11 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.

9.12 Appointment of Second Priority Representative. Each of the Second Priority Secured Parties irrevocably authorizes the Second Priority Representative to take such action on its behalf and to exercise such powers under this Agreement and the other Second Priority Documents as are specifically delegated to the Second Priority Representative by the terms hereof and thereof together with such powers as are reasonably incidental thereto.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties

By:
Name:	Christophe Vohmann
Title:	Executive Director

Address for Notices:

Attention: Jeremy Jones and Gloria Javier JPMorgan Chase Bank, N.A. Loan and Agency Services Group 1111 Fannin, Floor 10 Houston, TX 77002 Facsimile: (713) 750-2878

With a copy to:

Attention: Christophe Vohrmann 270 Park Avenue, 4th Floor New York, NY 10017 Facsimile: (212) 270-4584

[SIGNATURE PAGE to INTERCREDITOR AGREEMENT]

DIAMOND LANE PRODUCTIONS, INC., as
Second Priority Representative

By:
Name:	Steven Spielberg
Title:	President

Address for Notices:

Gang Tyre Ramer and Brown, Inc
132 S. Rodeo Drive
Beverly Hills
Attention:	Bruce Ramer and Harold Brown
Telecopy No.:	(310) 777-7000 and (310) 777-7005

With a copy to:

Breslauer, Rutman and Anderson
11400 West Olympic Blvd.
Los Angeles, California 60064
Attention:	Gerald Breslauer and Mickey Rutman
Telecopy No.:	(310) 481-3601 and (310) 481-3615

[SIGNATURE PAGE to INTERCREDITOR AGREEMENT]

DIAMOND LANE PRODUCTIONS, INC., as
Second Priority Secured Party

By:
Name:	Steven Spielberg
Title:	President

[SIGNATURE PAGE to INTERCREDITOR AGREEMENT]

STEVEN SPIELBERG, as
Second Priority Secured Party

[SIGNATURE PAGE to INTERCREDITOR AGREEMENT]

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

By:
Name:	Tracy Stockwell
Title:	Senior Vice President, Chief Financial Officer

Address for Notices:

1000 Universal Studios Plaza, Orlando, FL 32819
Attention:	Tracy Stockwell
Telecopy No.:	(407) 224-6740

With a copy to:

1000 Universal Studios Plaza, Orlando, FL 32819
Attention:	Catherine Roth, Esq.
Telecopy No.:	(407) 363-8219

[SIGNATURE PAGE to INTERCREDITOR AGREEMENT]